BRUCE FUND, INC.
20 North Wacker Drive
Suite 2414
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOIDERS
TO BE HELD DECEMBER 11, 1997

November
14,1997


Dear Shareholder:

The annual meeting of Bruce Fund, Inc. (the 'Fund") will be held at 4:00 p.m. on Thursday, December 11, 1997 in the Conference Room at 500 West Madison Street, 39th Floor, Chicago,
Illinois 60661.  The purpose of the meeting is:

(1)	to elect three directors of the Fund;

(2)	to ratify or reject the selection of Arthur Andersen
LLP as independent certified public accountant for the Fund for the year ending June 30, 19981

(3) to transact any other business that comes before the Meeting.

Enclosed herewith is the Proxy Statement, which discusses each of the above items. if you were a shareholder of the Fund at November 7, 1997, you may vote at the meeting (or at any adjournment of the meeting). For those of who may not be able to attend, the enclosed Proxy is for your vote. Please complete and return the Proxy to us. The Fund's Prospectus dated October 27, 1997 and its latest annual report were previously mailed to you.


R. Jeffrey Bruce
Secretary



BRUCE FUND, INC.
20 North Wacker Drive
Suite 2414
Chicago, Illinois 6o6o6






PROXY STATEMIENT





Your proxy is solicited by the Board of Directors of Bruce Fund, Inc.
for the annual meeting of shareholders. to be held December II, 1997, and at any adjournments of the meeting.

ELECTTON OF DIRECTORS

The Fund's By-laws presently provide that the number of directors of the Fund shaff be not less than three. Proxies may not be voted for a greater number of persons than the number of nominees.

The persons named below, with one exception, were elected to the Board of Directors in 1983, and have been serving continuously since that date. Mr. Ward M. Johnson was elected by the Board in March, 1986 to fill a vacancy created by a resignation. The three persons, identified and described below, will constitute the full Board of Directors of the Fund until the next annual meeting of stockholders, and until the successor of each shall have been duly elected and shall have qualified. Robert B. Bruce and James S. Van Pelt, currently own, directly or indirectly, shares of the Fund. Information concerning the nominees, including certain information supplied by then, is as follows:

Names and Ages of Nominees
to be Directors of the Fund      Business Experience for Last Five Years

Robert B. Bruce'             1974 to present--principal,, Bruce and Co.
	Age 66 (investment adviser); 1982 to present-- Chairman of Board of Directors, Treasurer, Professional Life &
	                  Casualty Company (life insurance issuers).



'Mr. Bruce owns a controlling interest in Bruce and Co., the investment adviser to the Fund, and is an Interested Person, as defined in the Investment Company Act of 1940, of the Fund. He presently owns 6,620 shares of the Fund.



James S. Van Pelt, Jr.	1986 to present--President, Grundy
Industries,
Age 61	Inc. (roofing material manufacturer).

Ward M. Johnson	1978 to present - Manufacturer's agent
representing
Age 60	manufacturers of housewares, home
furnishings, consumer electronics products, and office equipment.

Each nominee is presently serving and has agreed to continue serving as a director of the Fund. Should any of the nominees become unavailable, however, it is intended that the persons named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend.

The Board of Directors does not have a nominating, audit or compensation committee.

The above-named nominees for directors will receive a small annual fee from the Fund for' services rendered as directors of the Fund during the year for which this election is being held; Mr. Bruce, the owner of the investment advisor to the Fund, will not receive any fee.

INVESTMENT ADVISORY AGREEMENT

Bruce and Co. has been serving as investment adviser to the Fund under an Investment Advisory Agreement since 1983. Bruce and Co. is an Illinois corporation located at 20 North Wacker Drive (Suite 2414), Chicago, Illinois 60606. Robert B. Bruce is the principal executive officer and owns controlling interest in the adviser; his office is also at 20 North Wacker Drive (Suite 2414), Chicago, Illinois 60606. He is a nominee for election as a director of Bruce Fund, Inc.

On October 14, 1997, at a meeting of the Board of Directors called for the purpose of considering the terms of the Investment Advisory Agreement and voting upon approval thereof, the independent directors present in person voted to approve and extend the Investment Advisory Agreement with Bruce and Co. dated September 30, 1996.

Bruce and Co.'s compensation for its services to the Fund are, and at all times have been, calculated as follows:

	Annual Percentage Fee	Applied To Net Assets Of Fund

	1.0%	Up to $20,000,000; plus
	0.6%	$20,000,000 through $100,000,000;
plus
	.0.5%	over $100,000,000

Bruce and Co. received fees of $25,720 from the Fund during the fiscal year ended June 30, 1997.
2 -


The Fund paid brokerage commissions of $2,000 during 1997.
In addition, the Fund purchased securities from dealers acting as principals. These transactions are at net prices which include markups for the dealers. None of the brokers with whom the Fund dealt was affiliated in any manner with the Fund, or with any affiliated person of the Fund, including the investment adviser.

Brokers are selected by Bruce and Co. to effect securities transactions for the Fund based on the adviser's overall evaluation of the commission rates charged, the reliability and quality of the broker's services and the value and expected contribution of such services to the performance of the Fund. Where commissions paid reflect services furnished in addition to execution, such commissions may, on occasion, be somewhat higher than could be obtained from brokers not supplying such services. The adviser considers the supplementary research and statistical or other factual information provided by dealers in allocating portfolio business to dealers. Such allocation is not on the basis of any formula, agreement or understanding.

The Board of Directors of the Fund has in previous years permitted the Fund to pay brokerage commissions which may be in excess of those which other brokers might have charged for effecting the same transactions, in recognition of the value of the brokerage and research services provided by the executing brokers. The research which is received from brokers includes such matters as information on companies, industries, areas of the economy and market factors. The information received may or may not be useful to the Fund, and may or may not be useful to the investment adviser in servicing other of its accounts.
Bruce and Co. has attempted and will attempt to evaluate the overall reasonableness of the commissions paid by the Fund by attempting to negotiate commissions which are within a reasonable range, in the fight of any knowledge available as to the levels of commissions being charged, but keeping in mind the brokerage and research services provided. None of the Fund's securities transactions during the last fiscal year were placed pursuant to an agreement or understanding with a broker or otherwise through an internal allocation procedure because of research services provided.

RATIFICATION OF SELECTION OF
INDEPENDENT CERTIFIED PUBLIC ACCOLTNTANT

Registration of the Fund shares under the Securities Act of 1933 requires the Fund to make at least annual filings with the Securities and Exchange Commission, which filings include financial statements which must be signed or certified by an independent public accountant. The Board of Directors has unanimously selected the firm of Arthur Andersen LLP, 33 West Monroe Street, Chicago, Illinois to serve as such independent public accountant for the fiscal year ending in 1998 (as it served during fiscal 1984 through 1997), and will submit this selection for ratification or rejection by the stockholders. The Annual Report for fiscal 1997 was mailed to shareholders in August, 1997. The Fund does not plan to request a representative of Arthur Andersen LLP to be present at the annual meeting.

3 -

QUORUM AND VOTE REQUIRED

The presence in person or by proxy of the holders of record of a majority of the issued and outstanding capital stock constitutes a quorum at all meetings of stockholders of the Fund. All matters described in this Proxy Statement will be decided by a majority of all votes cast at a duly constituted meeting.

REVOCABiliTY OF PROXY AND OTHER MATTER

The enclosed form of proxy, when signed and returned, may nevertheless be revoked at any time prior to its exercise by written notice to the Fund, execution of a subsequent proxy or personal attendance at the Meeting. Unless so revoked, the enclosed form of proxy, properly executed and returned, will be voted in accordance with the instructions thereon, The proxy be voted in favor of each nominee for director named herein unless a choice is indicated to withhold authority to vote for all of the listed nominees or any individual nominee. As to the proposal, the proxy will be voted in favor of that proposal unless a choice is indicated to vote against or to abstain from voting on that proposal.

This statement is being mailed to stockholders of the Fund on or about November 17, 1997. The solicitation of proxies for the Meeting will be made primarily by mail, but some solicitation may take place by telephone, telegraph and personal interview. The Fund will be responsible for the direct payment of all costs, fees and expenses in connection with such solicitation.

Only stockholders of record at the close of business on November 7, 1997, the record date for the Meeting, will be entitled to vote at the Meeting. At the close of business on the record date there were 18,105 shares of the Fund outstanding and entitled to vote. Each such share entitles the holder of record to one vote.

PROPOSALS OF SECURIW HOLDINGS

Any Fund security holder who wishes to present a proposal to the (1998) annual meeting of shareholders must make such submission in sufficient time for it to be received at Bruce
Fund, Inc.'s executive offices not less than 120 days in advance of the month and day of this proxy statement.

Board of Directors
BRUCE FUND, INC.

November 14,1997
Chicago, Illinois

4 -



Please mark box below in blue or
black ink.
1 .    Elecfion of DIRECTORS
FOR all nominees listed below

(except as marked to the
contrary below)

Nominees:	Robert B. Bruce,  James
S. Van Pelt,jr. and Ward A.
Johnson
(INSTRUCTION: To withheld authority
to vote for any individual nominee or
nom,



	WITHHoLD AUTHORITY to vote
for all nominees listed below

write each such nominees name in the
space provided below.)




2.	For approval of Arthur Andersen LLP to act as independent
certified public accountants for the Fund for the present
fiscal year.
FOR                AGAINST               ABSTAIN
4.	In their discretion upon such other matters as may properly
come before the meeting. The Board of Directors recommends that stockholders vote FOR each of the proposals.

	Recipient of the Notice of
Annual Meeting of Stockholders
and related proxy statement,
dated November 14, 1997 is
hereby acknowledged.

Dated  Signatures(s)
Sign, Date and Return the Proxy Card Promptly Using the
Enclosed